Exhibit 99.1

ECOARK HOLDINGS, INC ANNOUNCES

OPERATING RESULTS FOR FISCAL SECOND QUARTER OF 2021

SAN ANTONIO, Texas – November 9, 2020 – Ecoark Holdings, Inc. (“Ecoark”) (OTC: ZEST), today announced that on Friday, November 6, 2020, it filed its financial results for the quarter ended September 30, 2020, its fiscal second quarter of 2021. Highlights include:

-	Achieved revenue of $3.28 million versus $2.31 million sequentially and $0.04 million in the prior year quarter.

-	Reported net income of $8.99 million or $0.09 earnings per basic share and $0.08 earnings per diluted share versus a net loss of ($21.18) million and ($0.23) per share basic and diluted sequentially and a net loss of ($4.39) million or ($0.07) loss per basic and diluted share in the prior year quarter. The results for the three months ended September 30, 2020 were materially impacted by a $14.952 million non-cash gain arising from the exercise of warrants, and a $1.011 million non-cash gain from the change in the fair value of our warrant derivative liability.

-	Reported Adjusted EBITDA of ($2.21) million versus $0.06 million sequentially and ($1.74) million in the prior year quarter[1].

-	Cash on hand as of September 30, 2020 was $1.664 million, up from $0.449 million as of September 30, 2019.

-	Reported stockholders’ equity of $17.791 million as of September 30, 2020 versus a stockholders’ deficit of ($1.873) million as of September 30, 2019.

“We are proud of the Ecoark team for executing the timely filing of our quarterly report, more than a week ahead of the deadline,” said Randy May, Chief Executive Officer of Ecoark. “We continue to drive strong growth across our operations, as evidenced by a 42% sequential increase in revenue for our fiscal second quarter of 2021. Our strong operational results are further bolstering our financial position, including a more than $1 million increase in our cash balance and an approximately $20 million improvement in our stockholders’ equity position as compared to the same quarter last year.”

“We continue to pursue an uplist to the Nasdaq Capital Market, and our application is currently active and under review,” continued Mr. May. “We remain confident in our standing and believe that our most recent reported quarterly results further improve our position and the strength of our application. We remain focused on strategically investing in the growth of our oil and gas business, and we are progressing towards our goal of generating positive cash flow at the company level and achieving a material increase in oil production per day.”

Non-GAAP Financial Measures

This release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of Ecoark nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

[1]	Adjusted EBITDA is a non-GAAP financial measure. See the reconciliations of GAAP to non-GAAP under “Non-GAAP Financial Measures” below.

Our management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. We believe that management, analysts and shareholders benefit from referring to the following non-GAAP financial measures to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between Ecoark and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance.

Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended
	September	June	September
	2020	2020	2019
	(Dollars in thousands)
Net income (loss)	$8,985	$(21,181)	$(4,389)
Interest expense, net	1,314	841	76
Taxes	-	-	-
Depreciation and amortization	242	241	71
EBITDA	10,541	(20,099)	(4,242)
Depletion and accretion	81	60	-
Stock-based compensation	36	1,114	630
Other income (expense)	(12,874)	18,986	1,875
Adjusted EBITDA	$(2,216)	$61	$(1,737)

Because of the material impact of other income and expense, the details of our income (loss) from continuing operations are provided in the following table:

	Three Months Ended
	September	June	September
	2020	2020	2019
	(Dollars in thousands)
Other income (expense):
Change in fair value of derivative liabilities	$1,011	$(17,393)	$(960)
Gain (loss) on exchange of warrants for common stock	14,952	1,630	(839)
Loss on conversion of long-term debt and accrued expenses	(1,775)	(2,194)	-
Loss on disposal of fixed assets	-	(105)	-
Loss on abandonment of oil and gas property	-	(83)	-
Interest expense, net of interest income	(1,314)	(841)	(76)
Total other income (expenses)	$12,874	$(18,986)	$(1,875)

About Ecoark Holdings, Inc.

Founded in 2011, Ecoark is a diversified holding company. The company has three wholly owned subsidiaries: Zest Labs, Inc. (“Zest Labs”), Banner Midstream Corp (“Banner Midstream”) and Trend Discovery Holdings (“Trend Discovery”). Zest Labs, offers the Zest FreshTM solution, a breakthrough approach to quality management of fresh food, is specifically designed to help substantially reduce the amount of food loss the U.S. experiences each year. Banner Midstream is engaged in oil and gas exploration, production, and drilling operations on over 20,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi. Banner Midstream also provides transportation and logistics services and procures and finances equipment to oilfield transportation services contractors. Trend Discovery invests in a select number of early stage startups each year as part of the fund’s Venture Capital strategy; we are open-minded investors with a founder-first mentality. Trend Discovery LP has an audited track record of uncorrelated outperformance of the S&P 500 since inception.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our expectations regarding the listing of our common stock on The Nasdaq Capital Market. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside management’s control. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, our ability to meet the initial Nasdaq listing requirements, the risks arising from the impact of the COVID-19 pandemic on our Company and the national and global economy, our ability to realize fully the anticipated benefits of the recent acquisitions, changes in applicable laws or regulations, fluctuations in oil and gas prices, and the possibility of adverse economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Ecoark’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and the registration statement on Form S-3 filed on October 16, 2020. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Additional factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ZEST FRESH™ and Zest Labs™ are trademarks of Zest Labs, Inc.

Contact:

Investor Relations:

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

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